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          CUSIP NO. 269-329-108         13D         Page 8 of 8 Pages

                                                                       EXHIBIT B

                               EVANSVILLE LIMITED

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

Business         Position                           Principal
  Name         with Company      Occupation          Address
--------      --------------    ------------      --------------

F.M.C.         Director          Corporate         P.O. Box 650
Limited                          Director          Road Town, Tortola
                                                   British Virgin
                                                   Islands

S.C.S.         Director          Corporate         P.O. Box 650
Limited                          Director          Road Town, Tortola
                                                   British Virgin
                                                   Islands

Insiger        Secretary         Corporate Agent   P.0. Box 438
Corporate                                          Road Town, Tortola
Services                                           British Virgin
(B.V.I.)                                           Islands
Limited
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